Exhibit 99.1

FOR IMMEDIATE RELEASE

FedEx Announces Actions to Enhance Stockholder Value

and Updates to Board Governance

•	Increases Quarterly Dividend by More Than 50 Percent

•	Adds Total Shareholder Return Performance Metric to Executive Compensation Program

•	Appoints Amy B. Lane and V. James Vena to Board of Directors

Memphis, Tenn., June 14, 2022 – FedEx Corporation (NYSE: FDX) today announced a series of long-planned business and corporate governance actions consistent with the Company’s efforts to drive long-term value creation for all stakeholders.

Raj Subramaniam, FedEx Corp. President and Chief Executive Officer, said, “Through decades of investments, innovation, and expertise, we have built a global portfolio that serves as the foundation of our competitive advantage. Our focus is to build on this foundation and continue creating long-term value for our stockholders.”

Dividend Increase

Following a detailed review, the FedEx Board of Directors declared a quarterly cash dividend of $1.15 per share on its common stock. This represents a $0.40 per share, or 53 percent, increase from the previous dividend of $0.75. The dividend is payable on July 11, 2022, to stockholders of record as of the close of business on June 27, 2022.

Michael C. Lenz, FedEx Corp. Executive Vice President and Chief Financial Officer, added, “The increased dividend we announced today is the culmination of our Board’s thoughtful efforts over many months to ensure that our capital allocation strategy reflects our confidence in the trajectory of the business and increases returns for our stockholders. We look forward to sharing more detail on our strategy and long-term objectives at our investor day later this month.”

Executive Compensation Program Enhancements

The Company also announced that its cash-based long-term incentive (LTI) program for fiscal 2023 through 2025 includes an additional performance metric tied to FedEx’s total shareholder return (TSR) relative to a broad market index. The LTI program also includes a capital expenditures as a percentage of revenue (CapEx/Revenue) performance metric. The CapEx/Revenue target metric in the new LTI program is lower than in prior years to align with FedEx’s capital plans for fiscal years 2023 through 2025, and the Company expects to further lower its capital intensity in subsequent years. These changes are specifically designed to make management compensation more directly tied to delivering outstanding TSR and long-term value creation.

Board Changes

FedEx is also adding two highly qualified independent directors, Amy Lane and Jim Vena, to its Board effective immediately. These appointments were made in connection with a cooperation agreement with the D. E. Shaw group. A third independent director mutually agreed upon by the Company and the D. E. Shaw group will be added to the Board at a later date.

With the addition of these directors and the anticipated retirement of Dr. Shirley Ann Jackson at the expiration of her term due to the mandatory retirement provision of the Company’s corporate governance guidelines, the FedEx Board will comprise 14 directors, 12 of whom will be independent, following the Company’s 2022 Annual Meeting of Stockholders.

FedEx also announced that the Board’s Audit Committee has been renamed the Audit and Finance Committee, and, in addition to its current responsibilities of overseeing financial, compliance, risk management, and environmental, social, and governance (ESG) disclosures, will be responsible for reviewing the Company’s financial affairs, including capital structure, allocation, and returns. R. Brad Martin will continue to Chair the committee, and Amy Lane, Marvin R. Ellison, Kimberly A. Jabal, Joshua Cooper Ramo, and Jim Vena currently serve as members of the committee.

“We are pleased to welcome Amy and Jim to the FedEx Board,” Subramaniam said. “They both possess skills and experience that will be valuable to the Board as we oversee the execution of our strategy and financial objectives. We appreciate the collaboration with the D. E. Shaw group, a long-time FedEx stockholder, with whom we have maintained an ongoing and constructive dialogue in reaching this agreement.”

“We are appreciative of the constructive approach taken by Raj and the FedEx Board of Directors. We believe that today’s Board enhancements and changes to the executive compensation program position the Company well to deliver on its plan to drive significant value for all stockholders. We look forward to the Company further detailing its plans to enhance stockholder value at the investor day later this month,” said Michael O’Mary, Managing Director at the D. E. Shaw group.

FedEx also made Board committee changes previously in March 2022 to better reflect the committees’ areas of oversight and strengthen their alignment with the Company’s priorities and values. These include:

•

The Nominating & Governance Committee was renamed the Governance, Safety, and Public Policy Committee to add oversight of safety strategies and programs and expand the committee’s oversight of political activities and expenditures and ESG programs;

•

The Compensation Committee was renamed the Compensation and Human Resources Committee to better reflect the committee’s existing oversight of strategies related to diversity, equity, and inclusion, workforce, enterprise health care, and other key human resource management strategies; and

•	The Information Technology Oversight Committee was renamed the Cyber and Technology Oversight Committee to better reflect the committee’s focus on cyber and technology risk management.

Under the terms of the cooperation agreement, the D. E. Shaw group has agreed to certain customary voting and standstill provisions.

About Amy Lane

Amy Lane currently serves as a director of NextEra Energy, Inc. and TJX Companies Inc. Ms. Lane was a Managing Director and Group Leader of the Global Retailing Investment Banking Group at Merrill Lynch & Co., Inc., from 1997 until her retirement in 2002. Lane previously served as a Managing Director at Salomon Brothers, Inc., where she founded and led the retail industry investment banking unit. She also served on the Board of Urban Edge Properties from 2015 until 2022 and GNC Holdings, Inc. from 2011 until 2020.

About Jim Vena

Jim Vena has over 40 years of railroad experience, most recently serving as Chief Operating Officer of Union Pacific Corporation (“Union Pacific”) from January 2019 to December 2020, and then as a Senior Advisor to the Chairman at Union Pacific. Prior to joining Union Pacific, Vena spent 40 years at Canadian National Railway Company, including serving as Chief Operating Officer and holding various senior roles across marketing, sales, operations, and engineering.

About FedEx

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce, and business services. With annual revenue of $92 billion, the company offers integrated business solutions through operating companies competing collectively, operating collaboratively, and innovating digitally under the respected FedEx brand. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its nearly 550,000 employees to remain focused on safety, the highest ethical and professional standards, and the needs of their customers and communities. FedEx is committed to connecting people and possibilities around the world responsibly and resourcefully, with a goal to achieve carbon-neutral operations by 2040. To learn more, please visit fedex.com/about.

Certain statements in this press release may be considered forward-looking statements, such as statements relating to future capital expenditures, management’s views with respect to future events and financial performance, and underlying assumptions. Forward-looking statements include those preceded by, followed by, or that include the words “will,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “plans,” “estimates,” “targets,” “projects,” “intends,” or similar expressions. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate; our ability to meet our labor and purchased transportation needs while controlling related costs; a significant data breach or other disruption to our technology infrastructure; the continuing effect of the COVID-19 pandemic; anti-trade measures and additional changes in international trade policies and relations; the effect of any international conflicts or terrorist activities, including as a result of the current conflict between Russia and Ukraine; our ability to successfully implement our business strategy, effectively respond to changes in market dynamics, and achieve the anticipated benefits and associated cost savings of such strategies and actions, including our ability to successfully implement our FedEx Express workforce reduction plan in Europe and to continue to transform and optimize the FedEx Express international business, particularly in Europe; damage to our reputation or loss of brand equity; changes in the business or financial soundness of the U.S. Postal Service, including strategic changes to its operations to reduce its reliance on the air network of FedEx Express; changes in fuel prices or currency exchange rates, including significant increases in fuel prices as a result of the ongoing conflict between Russia and Ukraine; our ability to match capacity to shifting volume levels; the effect of intense competition; our ability to effectively operate, integrate, leverage, and grow acquired businesses and realize the anticipated benefits of acquisitions and other strategic transactions; the future rate of e-commerce growth and our ability to successfully expand our e-commerce services portfolio; the timeline for recovery of passenger airline cargo capacity; evolving or new U.S. domestic or international laws and government regulations, policies, and actions; future guidance, regulations, interpretations, challenges, or judicial decisions related to our tax positions; legal challenges or changes related to service providers engaged by FedEx Ground and the drivers providing services on their behalf; an increase in self-insurance accruals and expenses; our ability to quickly and effectively restore operations following adverse weather or a localized disaster or disturbance in a key geography; our ability to achieve our goal of carbon-neutral operations by 2040; and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and FedEx Corp.’s filings with the SEC. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Contact:

Jenny Robertson

FedEx

901-434-8100

Mediarelations@fedex.com